UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported): June 4, 2013

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (IRS Employer Identification No.)

2105 CityWest Boulevard, Suite 500 Houston, Texas 77042 (Address of principal executive offices, including zip code)

(713) 623-0060 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2013, Omega Protein, Inc. (“Subsidiary”), a subsidiary of Omega Protein Corporation (the “Company”), entered into a plea agreement (the “Plea Agreement”) with the United States Attorney’s Office for the Eastern District of Virginia (the “Eastern District of Virginia USAO”) to resolve the previously disclosed government investigation related to its Reedville, Virginia fishing vessels and operations. The Plea Agreement is attached hereto as Exhibit 99.1. Under the Plea Agreement, the Subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The Plea Agreement provides that the parties will jointly recommend a sentence consisting of (i) a $5.5 million fine, (ii) a 3-year probationary period for the Subsidiary, and (iii) a payment by the Subsidiary of $2 million for environmental projects, as further described below.

The U.S. District Court for the Eastern District of Virginia (the “Court”) accepted the terms of the Plea Agreement on June 4, 2013, and the Subsidiary entered the plea agreed-upon in the Plea Agreement on such date. The Court sentenced the Subsidiary on the same terms as provided for under the Plea Agreement.

The Plea Agreement and the terms of the Court’s sentencing order provide that the Subsidiary will make a $2 million payment to the National Fish and Wildlife Foundation to fund projects in the Eastern District of Virginia related to the protection of the environmental health of the Chesapeake Bay and its watershed and the enhancement of environmental compliance within the watershed. Omega has agreed not to claim the costs of these projects as business expenses for tax purposes.

The Plea Agreement and the terms of the Court’s sentencing order also require the Subsidiary to develop and implement an environmental compliance program at all of its facilities. The U.S. Probation Office, in consultation with the Eastern District of Virginia USAO and the Environmental Protection Agency, as necessary, will have the right to monitor the Subsidiary’s compliance with these requirements during the term of probation.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2013, the Company issued a press release regarding, among other things, the Plea Agreement described above. A copy of the press release is furnished as Exhibit 99.2.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Plea Agreement entered into on June 4, 2013, between the United States Attorney’s Office for the Eastern District of Virginia and Omega Protein, Inc.

99.2	Press Release of the Company dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Protein Corporation

By:	/s/ John D. Held
John D. Held Executive Vice President and General Counsel

Date: June 5, 2013